UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
 ___________________

FORM 8-K
 ___________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

August 14, 2018
Date of Report (Date of earliest event reported)
___________________

CAPITAL ONE FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

___________________

Delaware	1-13300	54-1719854
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1680 Capital One Drive, McLean, Virginia	22102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 720-1000

(Former name or former address, if changed since last report)
(Not applicable)
 ___________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company     ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01    Other Events.
On August 14, 2018, Richard D. Fairbank, Chairman and Chief Executive Officer of Capital One Financial Corporation (the “Company”), adopted a pre-arranged stock trading plan (the “Plan”) providing for the exercise of certain employee stock options and the sale of shares of common stock of the Company issued upon exercise of the options. The Plan covers options to purchase 559,333 shares granted as compensation to Mr. Fairbank in January 2010 with a strike price of $36.55 (the “Plan Options”). The Plan Options will expire in January 2020. The sales under the Plan are intended to help diversify Mr. Fairbank’s personal investment holdings.
The transactions under the Plan are expected to occur no earlier than January 2019. The Plan expires in January 2020. The Plan was established under Rule 10b5-1 of the Securities Exchange Act of 1934 and the Company’s policies regarding stock transactions. The transactions will be disclosed publicly in Form 144 and Form 4 filings with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL ONE FINANCIAL CORPORATION

Date:	August 14, 2018	By:	/s/	Matthew W. Cooper
Matthew W. Cooper
General Counsel

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